SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         March 7, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue, Warren, MI 48093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:     (586) 751-5600

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 9, 2006, Noble International Ltd (the “Company”) entered into an oral agreement with Steven A. Prue to which the Company agreed to employ him as President. The summary terms of that agreement were disclosed in the Company’s current filing on Form 8-K dated January 12, 2006. The Company has entered into a written agreement with Mr. Prue regarding his employment with the Company a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, and a summary description of the material terms of the Agreement are set forth herein.

In accordance with the Agreement, Mr. Prue will receive an annual base salary of $275,000. Mr. Prue is also eligible to participate in the Company executive bonus plan which is established by the Compensation Committee of the Company’s Board of Directors.

If the Company terminates Mr. Prue for reasons other “Cause” he is entitled to receive a minimum severance equal to 12 months of his base salary at the termination date, subject to restrictions on soliciting or hiring the Company’s associates and confidentiality.

Mr. Prue is entitled to receive all benefits generally available to senior executives of the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Agreement between Noble International Ltd and Steven A. Prue dated effective as of January 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD., a Delaware corporation (Registrant)

Date: March 7, 2006	By:	/s/ Michael C. Azar
Michael C. Azar Secretary and General Counsel

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